As filed with the Securities and Exchange Commission on March 26, 2002

Registration No. 333-54056

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVELLUS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	77-00246 (I.R.S. Employer Identification No.)

4000 North First Street
San Jose, CA 95134
(Address of Principal Executive Office Including Zip Code)

GaSonics International Corporation 1994 Stock Option/Stock Issuance Plan,
Gamma Precision Technology 1998 Stock Option Plan,
GaSonics International Corporation 2000 Supplemental Stock Option Plan(1)
Novellus Systems, Inc. 401(k) Plan(2)
(Full titles of the plans)

Kevin S. Royal
Vice President and Chief Financial Officer
Novellus Systems, Inc.
4000 North First Street
San Jose, CA 95134
(Name and address of agent for service)

(408) 943-9700
(Telephone number, including area code, of agent for service)

This Post-Effective Amendment No. 1 to the Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

     (1)  The number of Registrant’s common stock, no par value per share, registered for issuance under the GaSonics International Corporation 2000 Supplemental Stock Option Plan: 104,000 shares of common stock.

     (2)  The number of Registrant’s common stock, no par value per share, registered for issuance under the Novellus Systems, Inc. 401(k) Plan: 35,000 shares of common stock.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 23.1
EXHIBIT 23.2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Novellus Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 26, 2002.

NOVELLUS SYSTEMS, INC.

By:	/s/ Richard S. Hill

Richard S. Hill Chairman and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard S. Hill and Kevin S. Royal, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming anything the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Richard S. Hill Richard S. Hill	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	March 26, 2002

/s/ Kevin S. Royal Kevin S. Royal	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 26, 2002

/s/ Robert H. Smith Robert H. Smith	Executive Vice President, Administration and Director	March 26, 2002

D. James Guzy	Director

/s/ J. David Litster J. David Litster	Director	March 26, 2002

/s/ Tom Long Tom Long	Director	March 26, 2002

Glen G. Possley	Director

/s/ William R. Spivey William R. Spivey	Director	March 26, 2002

/s/ Delbert Whitaker Delbert Whitaker	Director	March 26, 2002

Pursuant to the requirements of the Securities Act of 1933, the Novellus Systems, Inc. 401(k) Plan has caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on March 26, 2002.

NOVELLUS SYSTEMS, INC. 401(k) PLAN

By:	/s/ Kevin S. Royal

Kevin S. Royal Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

23.1	Consent of Ernst & Young LLP.
23.2	Consent of Arthur Andersen LLP.